Exhibit 11.1


Statement re: Computation of Fee Share Earnings

         Earnings per share data is calculated as follows:

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

Basic earnings per share for the year ended June 30,
1998

Net income available to common stockholders                                                                 4,406,912
                                                                                                            =========

                                                                     Shares           Fraction of            Weighted
Dates outstanding                                                 outstanding            period               average
                                                                                                               shares
July 1, 1997                                                       5,359,615              100.00            5,359,615
July 1, 1997 to June 30, 1998
         Additional purchase price payments                          290,394               14.77               42,884
         Acquisition of subsidiaries                                 238,848               45.73              109,220
         Warrants converted to shares during the year                233,826               83.20              194,549
         Options converted to shares during the year                  35,000               38.90               13,616
         Warrants swapped into shares during the year              1,173,476               59.45              697,608
         Debentures converted into shares during the year            141,165                5.31                7,489
                                                                  ----------
Weighted average shares                                            7,472,324                                6,424,981
                                                                   =========                                =========



Basic earnings per share for the year ended June 30,
1997

Net income available to common stockholders                                                                 6,683,165
                                                                                                            =========

                                                                     Shares           Fraction of            Weighted
Dates outstanding                                                 outstanding            period              average
                                                                                                              shares

July 1, 1996                                                        4,475,079              100.00          4,475,079
July 1, 1996 to June 30, 1997
         Acquisition of subsidiaries                                  702,006               70.75            496,653
         Additional purchase price payments                           157,895               25.00             39,474
         Warrants not exercised at year end                           124,544              100.00            124,544
         Warrants converted to shares during the year                  24,635               16.67              4,106
                                                                   ----------                              ---------
Weighted average shares                                             5,484,159                              5,139,856
                                                                    =========                              =========

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Diluted earnings per share for the year ended June 30,
1998

Net income available to common stockholders                                                                 4,406,912
Add impact of assumed conversions                                                                           1,646,170
                                                                                                            ---------
Adjusted net income available to common                                                                     6,053,082
                                                                                                            =========
stockholders
Weighted average shares                                                                                     6,424,986
Warrants and options not yet exercised                                                                        502,279
9% convertible debentures                                                                                   1,659,178
Increasing rate debentures                                                                                  1,046,865
                                                                                                           ----------
Adjusted weighted average shares                                                                            9,633,303
                                                                                                            =========


Diluted earnings per share for the year ended June 30,
1997

Net income available to common stockholders                                                                 6,683,165
Add impact of assumed conversions                                                                             124,761
                                                                                                           ----------
Adjusted net income available to common
stockholders                                                                                                6,807,926
                                                                                                            =========
Weighted average shares                                                                                     5,139,856
Warrants and options not yet exercised                                                                        176,518
9% convertible debentures                                                                                     278,539
                                                                                                            ---------
Adjusted weighted average shares                                                                            5,594,913
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